Exhibit 99.1
Lifecore Biomedical Announces Cooperation Agreement with 22NW

Provides for the Addition of 22NW Nominees Jason Aryeh and Matthew Korenberg, as Well as Humberto Antunes and Paul Johnson, to the Board

CHASKA, Minn., July 1, 2024 (GLOBE NEWSWIRE)-- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced it has reached a cooperation agreement (the “Agreement”) with 22NW, LP (“22NW”), which provides for the addition of Humberto Antunes, Jason Aryeh, Paul Johnson and Matthew Korenberg to the Board of Directors (the “Board”) of the Company effective immediately following the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).

Katrina Houde, chair of the Board’s Nominating and Corporate Governance Committee, stated, “We are pleased to have reached this Agreement, which will allow us to avoid a costly and distracting proxy fight and focus on the execution of our business plan. The Board looks forward to working with its new members to continue overseeing efforts to build a solid foundation for Lifecore’s future success, working with our recently installed CEO, Paul Josephs. We welcome Humberto, Jason, Paul and Matt to the boardroom and believe their perspectives will be beneficial as we continue to do what is best for all stockholders.”

Ms. Houde continued, “We have a strong Board that includes representatives of significant stockholders and individuals with experience critical to overseeing the Company’s strategy. We believe this composition reinforces alignment between the Board and our stockholders, and positions us well to deliver value for all stakeholders.”

Aron English, founder of 22NW stated, “We appreciate the constructive engagement we have had with the Board and believe that its new configuration will even better support Lifecore’s execution of its business plan and lead to improved stockholder value. Humberto, Jason, Paul and Matt are highly qualified and possess relevant experience and expertise that will make them important voices in the boardroom going forward.”

The Agreement includes the following key terms:
•22NW will withdraw its notice of nominations of director candidates at the 2023 Annual Meeting, as well as its demand for a special meeting of stockholders to vote on an advisory proposal to declassify the Board.
•Nathaniel Calloway, a partner at 22NW, will resign as one of the two Series A Board designees immediately prior to the 2023 Annual Meeting.
•Humberto Antunes, Jason Aryeh, Paul Johnson and Matthew Korenberg will join as Board observers within 10 days of the execution of the Agreement.
•Messrs. Antunes, Johnson and Korenberg will be appointed as directors immediately following the 2023 Annual Meeting and Mr. Aryeh will be added to the slate of the Company’s nominees for election at the 2023 Annual Meeting as a Series A Board designee.
•Mr. Korenberg will be appointed as a member of the Audit Committee and Mr. Aryeh will be appointed as a member of the Nominating and Corporate Governance Committee, in each case subject to availability and satisfaction of the required qualifications. If a vacancy were to occur in the role of the Chairperson of the Audit Committee in the future, Mr. Korenberg will also be appointed to such role, subject to availability and satisfaction of the required qualifications.
•Following Mr. Barbarosh’s previously announced determination to resign on or before the 2023 Annual Meeting, the size of the Board will be reduced from nine to eight seats immediately prior to the 2023 Annual Meeting, then will increase from eight seats to 11 seats immediately following the 2023 Annual Meeting, and, finally, will be reduced from 11 to nine seats as of the earlier of the 2024 Annual Meeting of Stockholders or November 30, 2024.
•The Board will recommend a stockholder proposal to be voted on at the 2023 Annual Meeting to provide for the declassification of the Board, resulting in one-year terms for all directors beginning at the Company’s 2025 Annual Meeting of Stockholders. This proposal is the result of the Board’s continued evaluation of the Company’s corporate governance practices.
•22NW has signed a standstill and support agreement lasting through the 2025 Annual Meeting.
•Large stockholders Legion Partners Asset Management, LLC and Wynnefield Capital, Inc., and their respective affiliates, have entered into similar support agreements.
•The full text of the Agreement (and the agreements with Legion Partners and Wynnefield Capital) will be filed on Form 8-K with the SEC.
Latham & Watkins LLP is acting as legal counsel to Lifecore.

Humberto C. Antunes Biography

Mr. Antunes is an entrepreneur in healthcare, with 40 years of experience in the industry. Mr. Antunes has served as a Partner at Gore Range Capital LLC, a venture capital company focused on healthcare, since May 2017. He also serves as a member of the board of directors of Novaestiq, Inc., a privately owned aesthetic medicine company, since June 2021. Mr. Antunes served as CEO and as a member of the board of directors of Nestle Skin Health S.A., from June 2014 to December 2016, a subsidiary of Nestle S.A. (SWX: NESN). From April 2004 to December 2016, he served as CEO of Galderma Pharma S.A. (SWX: GALD), a former joint-venture between Nestle and L’Oreal, where he also served as chairperson of its board of directors from June 2014 to December 2016. Prior to his time at Galderma, Mr. Antunes served as President, North America at Galderma Laboratories, L.P., from January 2001 to April 2004. For two decades, Mr. Antunes serves on the board of directors of the American Skin Association. Mr. Antunes received a Bachelor of Science in Business Administration from the University of Nebraska.

Jason Aryeh Biography

Jason Aryeh has more than 25 years of equity investment experience focused on the life sciences industry. He is the Founder and Managing General Partner of JALAA Equities, LP, a private investment fund focused on the biotechnology and medical device sectors. He has served in such capacity since 1997. Mr. Aryeh currently serves on the Board of Directors of Ligand Pharmaceuticals (Nasdaq: LGND), Anebulo Pharmaceuticals (Nasdaq: ANEB), and Orchestra BioMed (Nasdaq: OBIO). He serves as Chairman of Ligand’s Nominating & Governance and on its Compensation Committee, as Chairman of Anebulo’s Audit and Nominating & Governance Committees, and as Chairman of Orchestra’s Nominating & Governance and on its Audit Committee. Since 2006, Mr. Aryeh has served as Chairman of the Board, on the Board of Directors or as a consultant to over a dozen public and private life sciences companies and charitable foundations, including the Cystic Fibrosis Foundation’s Therapeutics Board for seven years. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.

Paul H. Johnson Biography

Mr. Johnson has significant CDMO experience, with over 30 years of broad and diverse executive management and board roles within the pharmaceutical and medical device service industries. Mr. Johnson has been a member of the board of directors of Lil’ Drug Store Products, a privately owned leading supplier of healthcare products to c-stores since June 2005, where he also has served on the compensation committee since November 2018. Mr. Johnson has also been a member of the board of directors of Tjoapack, a privately owned CDMO company, since December 2022, where he is a member of its compensation committee, as well as executive chairman. He has also served on the board of directors of Phosphorex, a privately owned CDMO company, since January 2023. Additionally, Mr. Johnson served on the board of directors of MedPharm Ltd., a privately owned CDMO company, from November 2018 to January 2024, where he served as executive chairman and was a member of its compensation committee. Since 2018, Mr. Johnson has served as an Operating Partner at Ampersand Capital Partners, a private equity firm focused on healthcare companies. Prior to joining Ampersand, Mr. Johnson was President and CEO of Renaissance Pharmaceuticals and DPT, a leading CDMO, from 2015 to 2016, and served as President from 2002 to 2015. Mr. Johnson received a Bachelor of Arts from the University of Texas El Paso, as well as a Masters in Business Administration from Southern Methodist University.

Matthew Korenberg Biography

Mr. Korenberg is a seasoned executive with significant leadership experience in the healthcare industry. He has served as the President and Chief Operating Officer of Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) since November 2022 and prior to that as our Chief Financial Officer since August 2015. Prior to joining Ligand, Mr. Korenberg was the founder, Chief Executive Officer and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Prior to founding NeuroCircuit Therapeutics, Mr. Korenberg was a Managing Director and member of the healthcare investment banking team at The Goldman Sachs Group, Inc. (NYSE: GS) from July 1999 through August 2013. During his 14-year tenure at Goldman Sachs, he was focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. Mr. Korenberg serves on the board, audit and compensation committees of Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a company that develops and manufactures oncology-focused therapeutics and diagnostic products. Mr. Korenberg holds a B.B.A. in Finance and Accounting from the University of Michigan.

About Lifecore Biomedical

Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2023 Annual Meeting. Such forward-looking statements are based on current expectations about future events affecting Lifecore and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Lifecore’s control and could cause its actual results to differ materially and adversely from those expressed or implied in its forward-looking statements as a result of various risk factors, including, but not limited to uncertainties regarding future actions that may be taken by 22NW, the potential cost and management distraction attendant to 22NW’s actions and factors discussed in the “Risk Factors” section of Lifecore’s most recent periodic reports filed with the SEC, which may be obtained for free at the SEC’s website, www.sec.gov. Although Lifecore believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Lifecore does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Investor Contact
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com